This bill of sale dated this 24th day of December 1998

                            TANGLE CREEK CATTLE CO.
                         (hereafter called the "Grantor")

                                                               OF THE FIRST PART

                         STRATHCONA CAPITAL CORPORATION
                        (hereafter called the "Grantee")

                                                              OF THE SECOND PART


Whereas by Bill of Sale dated the 18th day of December 1998 (attached as Schedule "A") the Grantor purchased the goods. chattels and property set out in the schedule to schedule "A" from the Receiver/Manager for Dustcheck Filters Inc. for the consideration set out therein; and

Whereas the Grantor incurred certain legal costs in the aforesaid transaction to insure good and sufficient title and to clarify and define the interests of the Receiver/Manager (attached hereto as Schedule B): and

Whereas the Grantor has undertaken to pay an outstanding account payable to Robert Jacobs Machine Co. in the amount of $3,575.00 U.S. to perfect title to the 2 Lonatl Knitting Machines referred to in Schedule "A", and

Whereas the Grantor is in possession of all of the assets set out as `assets' in Schedule "A";

Now therefore witnessed that in consideration of the sum of $18,653.55 U.S. paid by the Grantee to the Grantor by promissory note (a copy of which is attached as Schedule "C") receipt of which is hereby acknowledged, the

Grantor has sold, assigned and transferred to the Grantee all its interests in the Assets located at #201, 17920 - 105 Avenue, Edmonton, AB. Canada and at the business address of Robert Jacobs Machine Co., North Carolina, U.S.A.

The Grantor acknowledges to the Grantee that the Grantor has the right to assign its interest in the assets to the Grantee.

The Grantee acknowledges that is has inspected the assets and conducted searches and investigations with respect to the title of the Grantor therein and agrees to purchase the assets as they stand, on a "as is - where is" basis.

In witness whereof the said parties to these presents have here unto set their hands and seals, the day and year first above written.


                                           Tangle Creek Cattle Co.


                                      Per: /s/ [ILLEGIBLE]
                                          ------------------------------------


                                           Strathcona Capital Corporation

                                      Per: /s/ [ILLEGIBLE]
                                          ------------------------------------

THIS BILL OF SALE made in triplicate this 18 day of December, 1998

BETWEEN:

                             DUST CHECK FILTERS INC.
                            by its Receiver/Manager,
                         Bill McCulloch & Associates Inc.

                       (hereinafter called the "Grantor")
                                                               OF THE FIRST PART

                                     - and -

                             TANGLE CREEK CATTLE CO.
                       (hereinafter called the "Grantee")

                                                              OF THE SECOND PART


WHEREAS by a General Security Agreement and Chattel Mortgage all dated January 27, 1998, and registered with the Personal Property Registry on February 2, 1998 and September 9, 1998, (the "Security") Dust Check Filters Inc. acknowledged itself indebted to Bank of Montreal and pursuant to the Security granted to Bank of Montreal a security interest in all present and after acquired personal property including specifically mentioned personal property and equipment;

AND WHEREAS pursuant to the appointment of Bill McCulloch & Associates Inc. ("McCulloch") as Receiver/Manager made by Bank of Montreal on the 22nd day of October, 1998, notice of which has been duly filed in the offices of the Registrar of Corporations, McCulloch was appointed Receiver/Manager of all the property, assets and undertaking of Dust Check Filters Inc.

AND WHEREAS under the terms of the Security, McCulloch is entitled to take possession of and to sell the goods, chattels and personal property set out in Schedule "A" hereto (the "Assets"), subject to the terms and conditions described in Schedule "A";

AND WHEREAS McCulloch is authorized to complete the within Bill of Sale;

NOW THEREFORE THIS BILL OF SALE WITNESSETH that in consideration of the sum of TWENTY ONE THOUSAND NINE HUNDRED THIRTY FIVE ($21,935.00) DOLLARS inclusive of G.S.T., of lawful money of Canada, paid by the Grantee to the Grantor (the receipt whereof is hereby acknowledged) the Grantor has sold, assigned and transferred to the Grantee all its interest in the Assets at 3710 - 47 Avenue, Camrose, Alberta.

The Grantor acknowledges to the Grantee that the Grantor has the right to assign its interest in the Assets to the Grantee.

The Grantee shall peaceably and quietly have, hold, posses and enjoy the Assets and every one of them and every part thereof to and for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from, or by the Grantor.

THE GRANTEE ACKNOWLEDGES that it has inspected the Assets and conducted searches and investigations with respect to the title of the Grantor therein, and agrees to purchase the Assets as they stand, on an "as is - where is" basis, and it is agreed that there is no representation, warranty, collateral agreement, or condition, either express or implied, as to the condition or fitness for any purpose thereof or as to the title of the Grantor thereto, except as expressly stated herein, and it is agreed that the implied conditions and warranties contained in the Sale of Goods Act, Revised Statutes of Alberta, Chapter S-2, as amended, are expressly excluded and shall not apply to the sale effected hereby.

IT IS FURTHER AGREED that all grants, covenants, terms and stipulations herein contained shall be binding on and be enforceable by and enure to the benefit of the heirs, executors, administrators, successor and assigns of the parties hereto, and that all such covenants shall be deemed to be several as well as joint, and wherever the singular and the masculine are used throughout this indenture the same shall be construed as meaning the plural or feminine or neuter where the context or the parties so require.

IN WITNESS WHEREOF the said parties to these presents have hereunto set their hands and seals, the day and year first above written.

                                                DUST CHECK FILTERS NC.
                                                by its Receiver/Manager
                                                BILL MCCULLOCH & ASSOCIATES INC.

                                           Per: /s/ [ILLEGIBLE]
                                                                        (c/s)

                                                TANGLE CREEK CATTLE CO.

                                           Per: /s/ [ILLEGIBLE]

                                  SCHEDULE "A"

1. All right, title and interest in a contract to purchase moulds as per letters dated March 26, 1998, December 5, 1997, directed from HRC Tool and Die Mfg. Ltd., and all rights and interest in the moulds which Dust Check Filters Inc. have acquired from HRC including rights of redemption (if any) Dust Check Filters Inc. may have in Court of Queen's Bench Action #9803 20543 and the Order of Master W.J. Quinn dated December 15, 1998, a copy of which is attached and marked Schedule "B".

2. The assignment of all rights and interest the Grantor has in and to an invention relating to a DUST FILTER, as fully described and claimed in an APPLICATION for a Canadian patent for such invention filed under serial number 2,002,785 on November 10, 1989, and to all its corresponding right, title and interest in and to any patent which may issue therefore. The Grantor does not in any way represent or warrant that a patent will be issued and that the patent process is only at the application stage and no further and is with respect to Canada and no other jurisdiction.

3. The assignment of all rights and interest the Grantor may have in a product known as Rubaglove and fabric related thereto. The Grantor makes no representation or warranty as to ownership of any technology rights whatsoever with respect to the Rubaglove product and fabric.

4. All rights of ownership in the 2 Lonatl Knitting Machines. These machines are currently in the possession of Robert Jacobs Machine Co. of North Carolina, U.S.A. It being acknowledged and understood there is no warranty or representation that the person in possession of these machines will deliver the Knitting Machines to the Grantee without further compensation.

5.   Tag Number 2663 All Gloves approximately 21,000 gloves.

6.   Tag Number 2665 Product knowledge and pamphlets for Dust Filters.

7.   Tag Number 2659 containing approximately 18,000 Filters.

                                  SCHEDULE "B"


                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF EDMONTON


         IN THE MATTER OF THE POSSESSORY LIENS ACT, R.S.A. 1980. c. P-13

BETWEEN:


                           H.R.C. TOOL & DIE MFG. LTD.

                                                                       Applicant
                                     - and -



                             DUST CHECK FILTERS INC.

                                                                      Respondent

BEFORE MASTER  W.J. Quinn )         ON TUESDAY, THE 15
                                  DAY OF DECEMBER, 1998.
IN CHAMBERS,              )
                          )
LAW COURTS, EDMONTON,     )
                          )
ALBERTA                   )


                                     ORDER

     UPON  HEARING the  application  of H.R.C.  TOOL & DIE MFG.  LTD.;  AND UPON

HEARING  counsel  for  H.R.C.  TOOL & DIE  MFG.  LTD.;  AND UPON  REVIEWING  the

Affidavit of Nick Papadopoulos, filed; IT IS HEREBY ORDERED THAT:

                                       2.

     1. H.R.C. TOOL & DIE MFG. LTD. may sell the property set out in Schedule "A" hereto, either by public auction, tender, or privately, at the option of the Applicant, without further notices to any person (the "Sale");

     2. Leave is, hereby, granted to the Applicant, or any of its agents or employees, to bid in any such public auction, or tender process;


     3.   The proceeds of the Sale shall be applied as follows:

          (a) in payment of the expenses of the Sale and followed by payment of the lienholder's debt and costs;

          (b) in payment of the debt owing to H.R.C. TOOL & DIE MFG. LTD., including costs on Column 1, of Schedule "C" of the Alberta Rules of Court;

          (c) any remaining proceeds shall be paid into Court with notice provided to the Respondent, Dust Check Filters Inc., of such a payment being made;

     4. Persons interested in purchasing any of the property set out in Schedule "A" hereto may inspect said property at the Applicant's premises at 3816-93 Street, Edmonton, Alberta, upon reasonable notice to the Applicant, on one occasion, and during normal operating hours, with the right to any such inspections ending when a binding agreement for the sale of the said property has been entered into by the Applicant;

     5. The Applicant is awarded its costs of this application and this matter on the aforesaid basis, without limitation by the taxing officer.



                                    /s/ [ILLEGIBLE]
                                    MASTER IN CHAMBERS
                                    COURT OF QUEEN'S BENCH OF ALBERTA


ENTERED this 16 day of
December, 1998


/s/ [ILLEGIBLE]
Clerk of the Court
Queen's Bench of Alberta

                                  SCHEDULE "A"


1. Return Air End Cap Mold Base to be fitted with 4 Cavities 5 1/2" E.C., 5 1/2" Spacer, 7 1/2" Spacer

2. Hot Runner Equipped 3-Way (Register Filter) Interchangeable 4" x 4" Cavity Mold Base fitted with:

     (4) - 2 1/4" x 12" Insert Sets
     (4) - 3" x 10" Insert Sets
     (4) - 4" x 10" Insert Sets

3.   Hot Runner Equipped 2 Cavity Mold (Return Air) fitted with:

     (1) - 6" x 14", 6" x 24" and 6" x 30" Cavity
     (1) - 8" x l4", 8" x 24" and 8" x 30" Cavity

4. Register Filter End Cap Mold Base to be fitted with 6 Cavities 3" x 3" Interchangeable Inserts for:

     (3) - 2 1/4" E.C. Sets

     (3) - 3" E.C. Sets

     (3) - 4" E.C. Sets

     and all equipment and parts ancillary thereto and all sketches, drawings and designs related to all of the foregoing property.

     Specifically excluded from the foregoing property are any rights, title or interest in and to an invention relating to a DUST FILTER as fully described and claimed in an application for a patent for such invention filed on behalf of Dust Check Filters Inc. under serial number 2,002,785 on November 10, 1989.

                                            December 22, 1998

TANGLE CREEK CATTLE CO.
IDEAL MANAGEMENT INC.
14016 90 A AVE
EDMONTON AB T5R 4X5

Dear Sirs:

          Re:  Dust Check

Due to our firm's year-end being December 31, 1998, we take this opportunity to enclose our statement of account for services rendered with respect to the above noted matter.

We trust you will find the same to be in order for payment but should you have any questions or comments please do not hesitate to contact the writer.

                                            Yours truly,

                                            CRUICKSHANK KARVELLAS

                                            Per: /s/ JASON J. BODNAR
                                                 JASON J. BODNAR

                              CRUICKSHANK KARVELLAS
                              3400 10180 101 STREET
                               EDMONTON AB T5J 4W9
                                    424-3800
                                  FAX 424-1311


                                 REMITTANCE COPY
                            PLEASE REMIT WITH PAYMENT

IDEAL MANAGEMENT INC.                                       December 22, 1998
14016 90A AVE                                               INVOICE #78304
EDMONTON AB
T5R 4X5                                                     GST #12207 3125 RT
MATTER #17632-1
DUST CHECK




              TOTAL THIS INVOICE:
              TOTAL PROFESSIONAL FEES                  $1,139.00
              TOTAL OTHER CHARGES                          34.15
              TOTAL TAXABLE DISBURSEMENTS                   7.00
              TOTAL AGENCY DISBURSEMENTS                    0.00
              TOTAL GST                                    82.61
                                                       ---------
              TOTAL AMOUNT DUE                         $1,262.76
                                                       =========


You can use your MASTERCARD or VISA to pay this bill. Simply fill in the information below and return the same to our office.




         CARD TYPE:                _________________________________________

         CARD NO.:                 _________________________________________

         EXPIRY DATE:              _________________________________________

         AMOUNT OF PAYMENT:        _________________________________________

         SIGNATURE:                _________________________________________

IDEAL MANAGEMENT INC.
14016 90A AVE
EDMONTON AB T5R 4X5




RE: DUST CHECK

27 Nov 98      MEETING WITH ROD HOPE RE: OFFER; CALLING E.
               ANDERSON;

               MICHAEL J. McCABE                            1.00 hrs.

01 Dec 98      CLIENT CALLING RE: DISCUSSION WITH E. ANDERSON;

               MICHAEL J. MCCABE                            0.10 hrs.

02 Dec 98      CLIENT CALLING RE: PAYOUT; ORDER PPR SEARCH;

               MICHAEL J. MCCABE                            0.20 hrs.

07 Dec 98      CLIENT CALLING RE: PENDING APPLICATION; REVIEW
               DOCUMENTS AND POSSESSORY LIEN ACT; CALLING ROD
               HOPE; CALLING IAN MacLACHLAN;

               MICHAEL J. MCCABE                            0.60 hrs.

09 Dec 98      CLIENT CALLING RE: ACQUISITION; CALLING D.
               KENNEDY AND IAN MACLACHLAN RE: ACCESS TO MOLD;
               CALLING ROD HOPE;

               MICHAEL J. MCCABE                            0.50 hrs.

09 Dec 98      CLIENT CALLING RE: ACQUISITION OF INTERESTS RE:
               ASSETS;

               MICHAEL J. McCABE                            0.10 hrs.

10 Dec 98      ROD HOPE CALLING RE: ACQUISITION OF ASSETS;
               CALLING D. KENNEDY;

               MICHAEL J. MCCABE                            0.20 hrs.

10 Dec 98      D. KENNEDY CALLING RE: CLIENT'S POSITION; REVIEW
               RULES; WRITING PARLEE MCLAWS RE: EXAMINATION ON

               AFFIDAVIT; CALLING CLIENT;

               MICHAEL J. McCABE                            0.40 hrs.

11 Dec 98      S. WENSEL CALLING RE: DEALING WITH H.R.C. TOOL;

               MICHAEL J. McCABE                            0.20 hrs.

14 Dec 98      IAN MacLAUCHLAN CALLING RE: PAYMENT;

               MICHAEL J. McCABE                            0.20 hrs.

14 Dec 98      TELEPHONE CONVERSATION WITH APPLICANT'S SOLICITOR;
               TELEPHONE MESSAGE TO CLIENT

               JASON J. BODNAR                              1.00 hrs.

15 Dec 98      TELEPHONE CONVERSATION WITH APPLICANT'S SOLICITOR
               (X2); LETTER TO APPLICANT'S SOLICITOR RE: CHANGES TO HIS PROPOSED
               ORDER; MEMO TO FILE

               JASON J. BODNAR                              1.60 hrs.

TOTAL PROFESSIONAL FEES                                               $ 1,139.00

OTHER CHARGES

     File Opening Charge                       $    25.00
     Facsimile                                       8.00
     Photocopies (Internal)                          0.70
     Postage                                         0.45                  34.15
                                               ----------

TAXABLE DISBURSEMENTS

     Personal Property Registry                $     7.00                   7.00
                                               ----------

GST

     GST ON FEES                         1,139.00      79.73
     GST ON TAXABLE DISBURSEMENTS            7.00       0.49
     GST ON OTHER CHARGES                   34.15       2.39        82.61
                                                   ---------    ---------
TOTAL AMOUNT DUE                                                $1,262.76
                                                                =========


THIS IS OUR ACCOUNT HEREIN

CRUICKSHANK KARVELLAS

Per: /s/ [ILLEGIBLE]

                                Promissory Note


The undersigned corporation in consideration of a Bill of Sale dated December 24th, 1998 made between the undersigned and Tangle Creek Cattle Co. and other good and valuable consideration does by these presents agree and promise to pay to Tangle Creek Cattle Co. the amounts hereunder set out on or before the 24th day of June 1999 without notice or bonus or presentment

          $21,935.00  Canadian or           $14,257.75 U.S.

          $ 1,262.76  Canadian or               820.80

                      U.S.                    3,575.00
                                            ----------
                      Total U.S.            $18,653.55


The undersigned in further consideration does hereby agree that this note and the amounts above referred to shall become due and payable upon demand in the event the undersigned is assigned into bankruptcy, becomes insolvent or discontinues business operations

The undersigned hereby waives notice or presentment.

Dated this 24th day of December 1998.

                                             STRATHCONA CAPITAL CORPORATION

                                        Per: /s/ [ILLEGIBLE]


                                      E-32